Exhibit 10.124


                           FIRST PREFERRED MORTGAGE

                            Dated November 13, 1996

                       READING & BATES OFFSHORE, LIMITED

                                - in favor of -

                       CHRISTIANIA BANK OG KREDITKASSE,
                               NEW YORK BRANCH,
                              as Security Trustee


                              GEORGE H. GALLOWAY
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                                     INDEX

CLAUSE                  SUBJECT MATTERPAGE

      1     DEFINITIONS AND INTERPRETATION  . . . . . . . . . . . . . . . . 2
      2     REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . 7
      3     MORTGAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      4     PAYMENT COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 9
      5     PRESERVATION OF SECURITY  . . . . . . . . . . . . . . . . . .  10
      6     INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      7     RIG COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .  13
      8     PROTECTION OF SECURITY  . . . . . . . . . . . . . . . . . . .  17
      9     ENFORCEABILITY AND TRUSTEE'S POWERS . . . . . . . . . . . . .  18
      10    APPLICATION OF MONEYS . . . . . . . . . . . . . . . . . . . .  20
      11    FURTHER ASSURANCES  . . . . . . . . . . . . . . . . . . . . .  21
      12    POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . .  21
      13    INDEMNITIES . . . . . . . . . . . . . . . . . . . . . . . . .  22
      14    EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      15    COMMUNICATIONS  . . . . . . . . . . . . . . . . . . . . . . .  24
      16    ASSIGNMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  24
      17    TOTAL AMOUNT, ETC.  . . . . . . . . . . . . . . . . . . . . .  24
      18    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  24
      19    JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . .  25

      ACKNOWLEDGEMENT OF MORTGAGE
      EXHIBIT 1 FORM OF CREDIT AGREEMENT
      EXHIBIT 2 FORM OF SUBSIDIARY GUARANTY

==============================================================================


THIS FIRST PREFERRED MORTGAGE (this "Mortgage") is made on the 13th day of November, 1996

BY

(1) READING & BATES OFFSHORE, LIMITED, an Oklahoma corporation having its principal offices at 901 Threadneedle, Suite 200, Houston, Texas 77079 (the "Owner"),

IN FAVOR OF

(2) CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH, a Norwegian banking corporation having its office at 11 West 42nd Street, New York, New York, as security trustee for the Banks (as hereinafter defined) and as mortgagee (the "Trustee")

WHEREAS

(A) The Owner is the sole owner of the whole of the jack-up drilling rig GEORGE H. GALLOWAY documented under the laws and flag of the United States of America with Official Number 673210 of 3,729 gross registered tons and 2,496 net registered tons (the "Rig").

(B) By a Credit Agreement dated as of November 13, 1996 (as modified, amended or supplemented from time to time, the "Credit Agreement") among (i) Reading & Bates Corporation, a Delaware corporation ("Holdings"), (ii) Reading & Bates Drilling Co., an Oklahoma corporation (the "Borrower"), (iii) the banks party thereto (the "Banks"), (iv) Credit Lyonnais New York Branch and Banque Indosuez, as documentation agents (the "Documentation Agents") and (v) the Trustee, as administrative agent, arranger and security trustee (in such capacity, the "Administrative Agent") (the form of which Credit Agreement together with Exhibit B thereto but without the remaining attachments is attached hereto as Exhibit 1), it was agreed among other things that the Banks would make available to the Borrower upon the terms and conditions therein described a reducing revolving credit facility (the "Facility") in an aggregate amount at any time outstanding of Three Hundred Million United States Dollars (US$300,000,000), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein.

(C) The obligations of the Borrower with respect to the Facility are evidenced by the Credit Agreement and the other Credit Documents, including the promissory notes of the Borrower payable to the order of the respective Banks (each a "Note" and, collectively, the "Notes") (the form of which is attached as Exhibit B to the Credit Agreement).

(D) The Owner, for good and valuable consideration has authorized, executed and delivered a Subsidiary Guaranty (as modified, amended or supplemented from time to time, the "Subsidiary Guaranty"), the form of which Subsidiary Guaranty is attached hereto as Exhibit 2, in favor of the Administrative Agent guaranteeing the performance by the Borrower of its obligations under the Credit Agreement and the other Credit Documents.

(E) This Mortgage is made for the benefit of the Trustee to secure the guaranty by the Owner of (i) the full and prompt payment when due of
       (x) the principal of and interest on the Notes issued, and Loans made, under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Letters of Credit issued under the Credit Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Borrower to the Secured Creditors (as hereinafter defined), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents including, without limitation, this Mortgage and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents including, without limitation, this Mortgage;
       (ii) any and all sums advanced by the Trustee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Borrower referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Trustee of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Trustee of its rights hereunder, together with reasonable attorneys' fees of counsel to the Trustee and court costs; and (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Clause 13 of this Mortgage (all such obligations, liabilities, sums and expenses referred to in clauses (i) through (iv) above being collectively referred to as the "Obligations"). It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Mortgage or extended from time to time after the date of this Mortgage.

(F) This First Preferred Mortgage is entered into by the Owner in consideration of the Banks agreeing to make the Facility available to the Borrower and as a condition thereto and for other good and valuable consideration provided by the Banks (the sufficiency of which the Owner hereby acknowledges).

NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED

1.     DEFINITIONS AND INTERPRETATION

1.01 In this Mortgage unless the context otherwise requires, the following expressions shall have the following meanings:

       "Administrative Agent" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Bank" means any lender listed from time to time on Annex I to the Credit Agreement (collectively, the "Banks");

       "Collateral" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Credit Agreement" means the Credit Agreement, dated as of November 13, 1996, among Holdings, the Borrower, the Banks, the Documentation Agents, and the Administrative Agent first referred to in Recital (B) hereto, as modified, amended or supplemented from time to time;

       "Credit Documents" shall have the meaning for such term as set forth in the Credit Agreement;

       "Credit Facility Period" shall mean the period commencing on the date hereof and ending on the date the Total Commitments have terminated, no Letters of Credit remain outstanding and the Loans and the Unpaid Drawings together with interest, fees and all other obligations are paid in full;

       "Default  Rate"  shall   mean  the  rate  of  interest   calculated  in
       accordance with Section 1.08(c) of the Credit Agreement;

       "Environmental Approvals" means all approvals, licenses, permits, exemptions or authorization required under applicable Environmental Laws;

       "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Holdings or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment;

       "Environmental Incident" means (i) any release of Environmentally Sensitive Material from the Rig, (ii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Rig and which involves collision between the Rig and such other vessel or some other incident of navigation or operation, in either case, where the Rig or the Owner are actually or allegedly at fault or otherwise liable (in whole or in part) or (iii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Rig and where the Rig is actually or potentially liable to be arrested as a result and/or where the Owner is actually or allegedly at fault or otherwise liable (and, in each such case, "release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment);

       "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. 7401 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
       3808  et seq.; the  Oil Pollution Act  of 1990,  33 U.S.C.   2701 et
       seq. and any applicable state and local or foreign counterparts or equivalents;

       "Fees" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

       "Indemnitee" shall have the meaning set forth in Section 13.01;

       "Insurances" includes all policies and contracts of insurance (which expression includes all entries of the Rig in a protection and indemnity association) which are from time to time taken out or entered into in respect of the Rig or otherwise by the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Administrative Agent) and all benefits thereof (including claims of whatsoever nature and return of premiums);

       "Interest Period" shall have the same meaning for such term as set forth in Section 1.09 of the Credit Agreement;

       "Letter of Credit" shall have the same meaning for such term as set forth in Section 2.01(a) of the Credit Agreement;

       "Loan(s)" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Major Casualty" means any casualty to the Rig in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds Five Hundred Thousand United States Dollars (US$500,000) or the equivalent in any other currency;

       "Note" means each promissory note of the Borrower referred to in Recital (C) hereto and in Section 1.05(a) of the Credit Agreement;

       "Obligations" shall have the meaning provided in Recital (E) hereto;

       "Oil Pollution Act 1990" means the Oil Pollution Act 1990 (33 U.S.C. 2701 et seq.), as amended;

       "Other Rigs" means, individually or collectively, each of (i) the semi-submersible drilling rig JACK BATES owned by the Borrower documented under the laws and flag of the United States with Official Number 906283 of 19,928 gross registered tons and 14,948 net registered tons; (ii) the offshore drilling rig W. D. KENT owned by Reading & Bates Exploration Co. documented under the laws and flag of the United States with Official Number 583169 of 5,383 gross registered tons and 4,185 net registered tons; (iii) the offshore drilling rig CHARLEY GRAVES owned by Reading and Bates Borneo Drilling Co., Ltd. documented under the laws and flag of the Republic of Panama with Patente Number 6618-76-CH of 5,829 gross registered tons and 1,748 net registered tons; (iv) the jack-up drilling rig RON TAPPMEYER owned by Reading & Bates (A) Pty Ltd. documented under the laws and flag of Australia with Official Number 855213 of 11,455 gross registered tons and 3,436 net registered tons; (v) the semi-submersible drilling rig J. W. McLEAN owned by the Borrower documented under the laws and flag of the Republic of Panama with Patente Number 25384-PEXT of 15,453 gross registered tons and 4,636 net registered tons; (vi) the semi-submersible drilling rig RIG 41 owned by the Borrower documented under the laws and flag of the Republic of Panama with the Patente Number to be assigned on the date hereof of 10,078 gross registered tons and 3,024 net registered tons; (vii) the jack-up drilling rig HARVEY H. WARD owned by HRB Rig Corporation documented under the laws and flag of the United States of America with Official Number 642693 of 4,121 gross registered tons and 3,079 net registered tons; (viii) the jack-up drilling rig F. G. McCLINTOCK owned by the Owner documented under the laws and flag of the United States of America with Official Number 562059 of 5,525 gross registered tons and 1,657 net registered tons; (ix) the jack-up drilling rig RANDOLPH YOST owned by the Borrower documented under the laws and flag of the United States of America with Official Number 601699 of 4,701 gross registered tons and 4,701 net registered tons; (x) the jack-up drilling rig J. T. ANGEL owned by the Borrower documented under the laws and flag of the United States of America with Official Number 651645 of 4,186 gross registered tons and 3,090 net registered tons;
       (xi) the jack-up drilling rig ROGER W. MOWELL owned by the Borrower documented under the laws and flag of the United States of America with Official Number 645360 of 4,121 gross registered tons and 3,079 net registered tons; (xii) the jack-up drilling rig D. R. STEWART owned by Reading & Bates Exploration Co. documented under the laws and flag of the United States of America with Official Number 626904 of 6,494 gross registered tons and 5,834 net registered tons; and (xiii) the jack-up drilling rig C. E. THORNTON to be owned by HRB Rig Corporation documented under the laws and flag of the United States of America with Official Number 673210 of 6,096 gross registered tons and 6,096 net registered tons;

       "Permitted Liens" means: (1) liens incident to expenses of current operations, other than for master's and crew's wages, incurred in the ordinary course of business of the Owner and due and payable for not more than thirty (30) days (or being contested in good faith, provided such liens are not in excess of U.S.$5,000,000.00, and if in excess thereof, then the Owner shall, upon the written request of the Administrative Agent, provide a bond or other security satisfactory to the Administrative Agent); (2) liens for master's and crew's wages not yet due and payable; (3) liens for taxes, assessments, governmental charges, fines and penalties not at the time delinquent (unless being contested in good faith, provided such liens are not in excess of U.S.$5,000,000.00, and if in excess thereof, then the Owner shall, upon the written request of the Administrative Agent, provide a bond or other security satisfactory to the Administrative Agent); (4) liens for general average and salvage (including contract salvage); (5)
       liens for claims covered by valid policies of insurance meeting the requirements of Clause 6 hereof (except that no lien shall be deemed not covered by insurance to the extent insurance in force would cover the amount secured by the lien but for any applicable deductible amount approved by the Administrative Agent); (6) liens arising pursuant to any judgment or to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 30 consecutive days; (7) any lien for the payment or discharge of which provisions satisfactory to the Administrative Agent have been made as evidenced by the Administrative Agent's written consent to such lien; (8) any lien in favor of the Banks; and provided that Permitted Liens shall not include any liens described in subclauses (1) through (7) above unless they: (i) are subordinate to the lien of this Mortgage or (ii) constitute a maritime lien which would in any event be entitled as such to priority over the Mortgage under the United States shipping laws or other applicable laws relating to the Rig's trading pattern. Nothing herein shall be deemed a waiver of the preferred status of this Mortgage;

       "Protection and indemnity risks" means the usual risks covered by protection and indemnity associations of international repute including the proportion not recoverable in case of collision under the ordinary running-down clause (unless such is recoverable under the relevant hull and machinery coverage);

       "Requisition Compensation" means all moneys or other compensation payable during the Credit Facility Period by reason of requisition for title or other compulsory acquisition of the Rig otherwise than by requisition for hire;

       "Rig" means the vessel described in Recital (A) hereto and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired (but excluding therefrom any leased equipment owned by third parties);

       "Secured Creditors" shall mean the Trustee, the Banks, the Letter of Credit Issuer and the Administrative Agent under and as defined in the Credit Agreement;

       "Security Documents" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement, title retention or other security interest or arrangement of any kind whatsoever;

       "Subsidiary Guaranty" means the agreement dated as of November 13, 1996 made by the Owner in favor of the Administrative Agent as first referred to in Recital (D) hereto, as modified, amended or supplemented from time to time;

       "Ship Mortgage Act" means the United States Ship Mortgage Act, 1920, as amended, recodified at 46 U.S.C. 31301, et seq.;

       "Taxes" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Total Commitment" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Total Loss" means (a) the actual, constructive, arranged, agreed, or compromised Total Loss of the Rig; (b) the requisition for title or other compulsory acquisition or forfeiture of the Rig otherwise than by requisition for hire; (c) the capture, seizure, arrest, detention or confiscation of the Rig by any government or by persons acting or purporting to act on behalf of any government unless the Rig be released from such capture, seizure, arrest or detention within ninety
       (90) days after the occurrence thereof;

       "United States Dollars" and "US$" means the lawful currency of the United States of America;

       "Unpaid Drawing" shall have the same meaning for such term as set forth in the Credit Agreement;

       "War Risks" includes the risk of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

1.02 Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Credit Agreement shall have the same meanings when used in this Mortgage.

1.03   In this Mortgage:

       (a) Clause headings are inserted for convenience only and shall not affect the construction of this Mortgage and, unless otherwise specified, all references to Clauses are to clauses of this Mortgage;

       (b)   unless  the  context  otherwise  requires,   words  denoting  the
             singular number shall include the plural and vice versa;

       (c)   references   to    persons   include    bodies   corporate    and
             unincorporated;

       (d) references to assets include property, rights and assets of every description;

       (e) references to any document are to be construed as references to such document as amended or supplemented from time to time; and

       (f) references to any enactment include re-enactments, amendments and extensions thereof.

2.     REPRESENTATIONS AND WARRANTIES

2.01   The Owner hereby represents and warrants to the Trustee that:

       (a) the Owner is the sole legal and beneficial owner of the whole of the Rig and neither the whole nor any share in the Rig is subject to any Security Interest (except for Permitted Liens and the lien of this Mortgage);

       (b) the Owner has not sold or transferred, or agreed to sell or transfer, title to the Rig or any share therein;

       (c) the Owner is a corporation duly organized and validly existing and in good standing under the laws of the State of Oklahoma;

       (d) the Owner has full power and authority (i) to register the Rig in its name under United States flag, (ii) to execute and deliver this Mortgage, (iii) to mortgage the Rig as security for the Obligations and (iv) to comply with the provisions of, and perform all its obligations under, this Mortgage;

       (e)   the  Owner has  complied with  all statutory  and other  material
             requirements   relating  to   the  ownership,   registration  and
             operation of the Rig;

       (f)   the  Owner has  taken  all  necessary  action  to  authorize  the execution and delivery of this Mortgage and this Mortgage constitutes, the legal, valid and binding obligation of the Owner enforceable against the Owner in accordance with its terms (except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect and general equitable principles) and when filed with the United States Coast Guard's National Vessel Documentation Center in Falling Waters, West Virginia will create a legal, valid and enforceable first preferred mortgage lien on the Rig;

       (g) the entry into and performance by the Owner of this Mortgage does not and will not during the Credit Facility Period violate in any respect (i) any law or regulation of any governmental or official authority or body, or (ii) any of the constitutive documents of the Owner including the Certificate of Incorporation or By-laws, as amended from time to time, or (iii) any material agreement, contract or other undertaking to which the Owner is a party or which is binding upon the Owner or any of its assets;

       (h) all consents, licenses, approvals and authorizations required in connection with the entry into, performance, validity and enforceability of this Mortgage and the transactions contemplated hereby and thereby have been obtained and are in full force and effect and will be so maintained during the Credit Facility Period;

       (i) save for such registrations and filings as are referred to in this Mortgage, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Mortgage that it or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar taxes be paid on or in relation to this Mortgage;

       (j) the Owner is in compliance with all applicable Environmental Laws and all Environmental Approvals relating to the Rig, its operation and management and the business of the Owner (as now conducted and as reasonably anticipated to be conducted in the future) have been obtained or complied with;

       (k) no Environmental Claim has been made or threatened against the Owner, the Approved Manager or otherwise in connection with the Rig; and

       (l) no Environmental Incident which has resulted, or which could reasonably be expected to result, in an Environmental Claim in excess of US$200,000 has occurred.

2.02 The representations and warranties of the Owner set out in Clause 2.01 shall survive the execution of this Mortgage and shall be deemed to be repeated at the time of the making of each Loan and at the time of the issuance of each Letter of Credit, with respect to the facts and circumstances existing at each such time, as if made at each such time.

3.     MORTGAGE

3.01 In order to secure the Obligations, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage unto the Trustee, its successors and assigns, the whole of the Rig TO HAVE AND TO HOLD the same unto the Trustee, its successors and assigns forever upon the terms herein set forth for the enforcement of the Obligations.

       Provided only and the condition of these presents is such that if all of the Obligations secured by this Mortgage have terminated or have been performed in full as and when the same shall become due and payable in accordance with the terms of the Subsidiary Guaranty and this Mortgage and shall observe and comply with the covenants, terms and conditions contained in the Subsidiary Guaranty and this Mortgage expressed or implied to be performed, observed or complied with by and on the part of the Owner and its successors and assigns, all without delay or fraud and according to the true intent and meaning thereof, then these presents and the rights hereunder shall cease, determine and be void otherwise to be and remain in full force and effect and, in such event, the Trustee agrees to execute and record at the expense of the Owner, all such documents as the Owner may reasonably require to discharge this Mortgage.

       Notwithstanding anything to the contrary herein it is not intended that any provision of this Mortgage shall waive the preferred status of this Mortgage and that if any provision or part thereof herein shall be construed as waiving the preferred status of this Mortgage then such provision shall to such extent be void and of no effect.

3.02 The Owner shall remain liable to perform all the obligations assumed by it in relation to the Rig and none of the Secured Creditors shall be under any obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by the Owner to perform its obligations in respect thereof.

4.     PAYMENT COVENANTS

4.01   The Owner hereby covenants with the Secured Creditors:

       (a) to pay and indemnify the Secured Creditors for all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Mortgage to be payable by the Owner to or recoverable from the Owner by the Secured Creditors (or in respect of which the Owner agrees in this Mortgage to indemnify any of the Secured Creditors) at the times and in the manner specified in this Mortgage;

       (b) to pay interest on any such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in Clause 4.01(a) from the date on which demand is made by any Secured Creditor for payment by the Owner of the relevant expense, claim, liability, loss, cost, duty, fee, charge or other money incurred by a Secured Creditor for which the Owner is responsible (both before and after any relevant judgment) at the Default Rate; and

       (c) to pay and perform its obligations which may be or become due or owing to a Secured Creditor under this Mortgage and the Subsidiary Guaranty at the times and in the manner specified herein or therein.

5.     PRESERVATION OF SECURITY

5.01   It is declared and agreed that:

       (a) the security created by this Mortgage shall be held by the Trustee as a continuing security for the performance of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Obligations;

       (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security Documents;

       (c) the Trustee shall not have to wait for the Administrative Agent to enforce any of the other Security Documents before enforcing the security created by this Mortgage;

       (d) no delay or omission on the part of the Trustee in exercising any right, power or remedy under this Mortgage shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Mortgage are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Trustee may deem expedient; and

       (e) any waiver by the Trustee of any terms of this Mortgage or any consent given by the Trustee under this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

5.02 Any settlement or discharge under this Mortgage between the Trustee and the Owner shall be conditional upon no security or payment to the Secured Creditors or any of them by the Credit Parties or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Trustee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

5.03 The rights of the Secured Creditors under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Secured Creditors or any other person:

       (a) any time or waiver granted to the Credit Parties or any other person; or

       (b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any of the Credit Parties or any other persons; or

       (c)   any   legal   limitation,   disability,   incapacity   or   other
             circumstances relating to the Credit Parties or any other person; or

       (d) any amendment or supplement to the Credit Agreement, any of the other Credit Documents (other than this Mortgage) or any other document or uch jurisdiction or other judicial authority and for the purpose of any action which the Trustee may bring against the Rig, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the master of the Rig (or upon anyone acting as the master) and such service shall be deemed good service on the Owner for all purposes.

19.03 The Owner agrees that should the Trustee bring a legal action or proceedings against it or its assets in relation to any matters arising out of or in connection with this Mortgage, no immunity from such legal action or proceedings (which shall be deemed to include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of the Owner or with respect of its assets, and the Owner hereby irrevocably waives any such right of immunity which it or its assets now has or may hereafter acquire and the Owner hereby consents generally in respect of any legal action or proceedings arising out of or in connection with this Mortgage to the giving out of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution or attachment against any property whatsoever of any order or judgment which may be made or given in such action or proceedings.


IN WITNESS whereof the Owner has caused this Mortgage to be executed the day and year first before written.

READING & BATES OFFSHORE, LIMITED


By_____________________________________
    Name:  T.W. Nagle
    Title:  Vice President and Treasurer



                          ACKNOWLEDGEMENT OF MORTGAGE


STATE OF NEW YORK           )
                            )  S.S.
COUNTY OF NEW YORK          )



On this 13th day of November, 1996 before me personally appeared Timothy W. Nagle to me known who being by me duly sworn did depose and say that he resides at 13307 Tosca Lane, Houston, TX; that he is Vice President and Treasurer for READING & BATES OFFSHORE, LIMITED, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of READING & BATES OFFSHORE, LIMITED.



                                 _____________________
                                 Notary Public